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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No.36 Form N-1A filing of our auditors' report dated September 6, 2000 on the financial statements of the Fifth Third Funds and to all references to our Firm included in or made a part of this Post Effective Amendment No. 36 Form N-1A.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
 November 29, 2000